Exhibit 10.3

Stock Option Agreement

CONFIDENTIAL

This Stock Option Agreement (the “Agreement”) made effective as of the * day of *, 2005, by and between Syntroleum Corporation, a Delaware corporation (“Syntroleum”) and * (“Grantee”), evidences the grant by Syntroleum of an option (the “Option”) to Grantee to purchase shares of Syntroleum common stock, par value $0.01 per share (“Common Stock”), pursuant to action of the Board of Directors on * (the “Date of Grant”) and Grantee’s acceptance of the Option in accordance with the provisions of the Syntroleum Corporation 2005 Stock Incentive Plan (the “Plan”). Syntroleum and Grantee agree as follows.

1. Grant of Option and Exercise Price. Syntroleum grants to Grantee the Option to purchase * shares of Common Stock at an exercise price of $* per share, subject to the terms and conditions of this Agreement and of the Plan, the provisions of which are incorporated into this Agreement by this reference. The shares subject to the Option are intended to be Incentive Stock Option (ISO) shares as described in Section 422(b) of the Internal Revenue Code of 1986, as amended.

2. Vesting. Except as otherwise provided in Section 3 of this Agreement or in the Plan, the Option shall vest as follows: (a) the right to exercise the Option and purchase * shares shall vest on *, (b) the right to exercise the Option and purchase * shares shall vest on *, and (c) the right to exercise the Option and purchase the remaining * shares shall vest on *.

3. Exercise Period. The Option may be exercised from time to time with respect to all or any number of the then vested, unexercised shares on any regular business day of Syntroleum at its then executive offices, until the earliest to occur of the following dates: (a) the tenth anniversary of the Date of Grant; (b) 12 months after the date of Grantee’s termination of employment with Syntroleum by reason of death or disability; (c) the third annual anniversary of Grantee’s retirement; (d) 3 months following the date of Grantee’s involuntary termination of employment with Syntroleum not for cause; or (e) the date 30 days following the date upon which Grantee’s employment with Syntroleum terminates for any reason other than those described in subsections (b), (c), or (d) of this Section 3.

4. Exercise.

4.01 During the Option exercise period, it may be exercised in full or in part only by Grantee (or Grantee’s guardian or legal representative) or, in the event or Grantee’s death, by the person or persons to whom the Option was transferred by will or the laws of decent and distribution, by delivering or mailing written notice of the exercise to the Secretary of Syntroleum in the form shown in Exhibit A. The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and Social Security number of each such person. If any person other than Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to Syntroleum, of that entitlement.

Syntroleum - Stock Option Agreement

CONFIDENTIAL

4.02 Subject to the provisions of Section 4.04 and 4.05, the written notice shall be accompanied by full payment of the exercise price for the shares as to which the Option is exercised either (i) in cash, (ii) in shares of Common Stock evidenced by certificates either endorsed or with stock powers attached transferring ownership to Syntroleum, with the aggregate Fair Market Value (as defined in the Plan) equal to said exercise price on the date the written notice is received by the Secretary, or (iii) in any combination of cash and such shares.

4.03 Notwithstanding the provisions of Section 4.02, shares acquired through the exercise of an ISO granted under the Plan may be used as payment at exercise under this Agreement only if such shares have been held for at least six months following such acquisition.

4.04 In lieu of payment of the exercise price by way of delivery of certificate(s) evidencing shares of Common Stock, Grantee may furnish a notarized statement reciting the number of shares being purchased under the Option and the number of Syntroleum shares owned by Grantee which may be freely delivered as payment of all or a portion of the exercise price, all pursuant to rules adopted by and subject to the consent of the Committee. Subject to the consent of the Committee, Grantee will be issued a certificate for new shares of Common Stock representing the number of shares as to which the Option is exercised, less the number of shares described in the notarized statement as constituting payment under the Option.

4.05 In lieu of payment of the exercise price in cash, shares of Syntroleum Common Stock, or by delivery of a statement of ownership pursuant to Section 4.05, Grantee may, if the Committee consents and pursuant to its rules, pay the exercise price for shares as to which the Option is exercised by surrendering his right to exercise a portion of the Option equal in value to said exercise price. Grantee shall then receive a certificate for the number of shares issuable pursuant to Grantee’s exercise of the Option, reduced by a number of shares with an aggregate Fair Market Value equal to the exercise price, which latter number of shares would be deemed purchased pursuant to the exercise of the Option and thus no longer available under the Plan.

4.06 In the event Grantee pays the Option exercise price by delivery of a notarized statement of ownership or by surrendering his right to exercise a portion of the Option as described in Sections 4.04 and 4.05, the number of shares remaining subject to the Option shall be reduced not only by the number of new shares issued upon exercise of the Option but also by the number of previously owned shares listed on the notarized statement of ownership and deemed to be surrendered as payment of the exercise price or, as applicable, by the number of shares in connection with which Grantee has surrendered his right to exercise the Option.

4.07 The written notice of exercise will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required payment of the exercise price) is received by the Secretary of Syntroleum at its executive offices during regular business hours.

5. Transfer of Shares; Tax Withholding. As soon as practicable after receipt of an effective written notice of exercise and full payment of the exercise price as provided in Section 4

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Syntroleum - Stock Option Agreement

CONFIDENTIAL

above, the Secretary of Syntroleum shall cause ownership of the appropriate number of shares of Syntroleum Common Stock to be issued to the person or persons exercising the Option by having a certificate or certificates for such number of shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Each such certificate shall bear a legend describing, to the extent applicable, (a) Syntroleum’s right of first refusal, if any, in the event such person desires or attempts to transfer such shares, and (b) the restrictions imposed by applicable state and federal securities laws, as described in Section 6.03. Notwithstanding the foregoing, if Syntroleum requires reimbursement of any tax required by law to be withheld with respect to shares of Syntroleum Common Stock, the Secretary shall not transfer ownership of shares until the required payment is made. As permitted by Section 15 of the Plan, the Company reserves the right to withhold cash from salary or other cash payments made to the Grantee or to retain shares of Common Stock that would otherwise be transferred pursuant to the exercise of an Option in order to satisfy the tax withholding obligations of the Company resulting from the exercise of an Option.

6. Miscellaneous.

6.01 The rights under this Agreement may not be transferred except by will or the laws of descent and distribution. The rights under this Agreement may be exercised during the lifetime of Grantee only by Grantee (or by his guardian or legal representative). The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Grantee.

6.02 Authorized leaves of absence from Syntroleum shall not constitute a termination of employment for purposes of this Agreement. For purposes of this Agreement, an authorized leave of absence shall be an absence while Grantee is on military leave, sick leave, or other bona fide leave of absence so long as Grantee’s right to employment with Syntroleum is guaranteed by statute, contract, or company policy.

6.03 The Option may not be exercised if the issuance of shares of Syntroleum’s Common Stock upon such exercise of the Option would constitute a violation of any applicable federal or state securities or other law or regulation.

6.04 Grantee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the actual issuance of the shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the shares or any part thereof are issued pursuant to exercise of all or any part of the Option.

6.05 Grantee agrees not to disclose to any person, directly or indirectly, the terms of this Agreement or any other matters relating to the Option or the shares, including the number of shares subject to the Option or purchased hereunder, without the prior consent of Syntroleum.

6.06 The existence of the Option granted in this Agreement shall not affect in any way the right or the power of Syntroleum or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Syntroleum’s capital structure or its business,

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Syntroleum - Stock Option Agreement

CONFIDENTIAL

or any merger or consolidation of Syntroleum, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Syntroleum or any sale or transfer of all or any part of its assets or business, or any other corporate act or preceding, whether of a similar character or otherwise.

6.07 Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is designated, all notices or communications by Grantee to Syntroleum shall be mailed or delivered to Syntroleum at the offices of its Secretary at 4322 South 49th West Avenue, Tulsa, Oklahoma 74107, and all notice or communications by Syntroleum to Grantee may be given to Grantee personally or may be mailed to him.

6.08 The validity and effect of this Agreement and the rights and obligations of the parties, and all other persons affected by this Agreement shall be construed and determined in accordance with the laws of the State of Oklahoma.

6.09 This Agreement and the grant of the Option pursuant to this Agreement are subject to the terms of the Plan, and all the provisions applicable to Options in general and Incentive Stock Options in particular in the Plan are incorporated by reference into this Agreement; however, where the terms of the Plan and the terms of this Agreement are inconsistent, the terms of this Agreement shall govern.

IN WITNESS WHEREOF, Syntroleum, by its duly authorized officer, and Grantee have signed this Agreement as of the date first above written.

COMPANY:

SYNTROLEUM CORPORATION
4322 South 49th West Avenue
Tulsa, Oklahoma 74107

By:
Name: *
Title: *

GRANTEE:

*

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EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTIONS

The undersigned hereby gives notice to Syntroleum Corporation (“Syntroleum) that the undersigned is exercising stock options issued to him pursuant to the terms of the Stock Option Agreement between Syntroleum and the undersigned, dated as of             , to purchase              shares of the common stock of Syntroleum (the “Agreement”). The undersigned has enclosed a check for $             and/or is delivering              shares of the Company’s common stock held of record by him and having a fair market value of $             or has otherwise arranged, pursuant to the terms of the Agreement and the 2005 Syntroleum Stock Incentive Plan, for payment of the purchase price for the shares of common stock and for payment of any tax withholding obligation.

DATED this              day of             , 20        .

Name

Address

Social Security Number